UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item1.01	Entry into a Material Definitive Agreement.

Overview

On October 10, 2017 (the “Closing Date”), ADMA Biologics, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with ADMA Plasma Biologics, Inc. (“ADMA Plasma Biologics”), ADMA Bio Centers Georgia Inc. (“ADMA BioCenters”), ADMA BioManufacturing, LLC (“ADMA BioManufacturing” and together with ADMA Biologics and ADMA Bio Centers, the “Subsidiaries” and collectively with the Company, the “Borrower”), Marathon Healthcare Finance Fund, L.P., as the lender (the “Lender”), and Wilmington Trust, National Association, as the administrative agent for the Lender (in such capacity, the “Administrative Agent”).

The Credit Agreement provides for a senior secured term loan facility in an aggregate amount of up to $40.0 million (collectively, the “Credit Facility”), comprised of (i) a term loan made on the Closing Date in the principal amount of $30.0 million (the “Tranche One Loan”), and (ii) an additional term loan to be made in the maximum principal amount not to exceed $10.0 million (the “Tranche Two Loan;” and, together with the Tranche One Loan, the “Loans”), which Tranche Two Loan availability is subject to the satisfaction of certain conditions, including, but not limited to, those described below. The Loans each have a maturity date of April 10, 2022 (the “Maturity Date”), subject to acceleration pursuant to the Credit Agreement, including upon an Event of Default (as defined in the Credit Agreement).

On the Closing Date, the Company used approximately $17.0 million of the Tranche One Loan to retire and pay in full the Company’s existing credit facility with Oxford Finance LLC (“Oxford”) and the obligations thereunder in accordance with the terms of the Loan and Security Agreement with Oxford, dated as of June 19, 2015, by and among Oxford, the other lenders party thereto, the Company, ADMA Plasma Biologics and ADMA BioCenters, as amended on May 13, 2016 (the “Oxford LSA”). The Company also (i) used $5.5 million of the Tranche One Loan to pre-fund a debt service reserve account in accordance with the terms of the Credit Agreement, and (ii) paid diligence fees, legal and other expenses associated with the Credit Facility in the amount of approximately $1.5 million, which fees exclude a deferred facility fee to Marathon equal to 9.20% of the Tranche One Loan payable at maturity. The Company intends to use the remaining approximately $6.0 million of proceeds for (x) the continued remediation of the issues identified in the Company’s (i) Complete Response Letter issued by the United States Food and Drug Administration (the “FDA”) in July 2016 and (ii) warning letter issued by the FDA to Biotest AG in November 2014; and (y) general corporate purposes.

The Company also plans to use the Tranche Two Loan, if consummated, for working and growth capital. The obligation of the Lender to make the Tranche Two Loan is triggered upon the Borrower’s request therefor and the satisfaction of certain conditions related to FDA approval for specified products and the Company’s financial condition, including, without limitation, the following: (a) (i) the FDA must validate the improved manufacturing process of Bivigam® and (ii) not less than $500,000 in net revenue must be generated in calendar year of 2018 of from the sale in the U.S. of Bivigam®; or (b) (i) the FDA must approve the commercialization of the Company’s lead product candidate, RI-002 and (ii) not less than $500,000 in net revenue must be generated in calendar year of 2019 from the sale in the U.S. of RI-002.

On the Closing Date, the Borrower issued a promissory note in favor of the Administrative Agent in the principal amount of $30.0 million (the “Tranche One Note”), evidencing the Borrower’s indebtedness resulting from the Tranche One Loan.

Interest Rate

Borrowings under the Credit Agreement will bear interest at a rate per annum equal to LIBOR plus 9.50% with a 1% LIBOR floor; provided, however, that in the event that the Company achieves sales of not less than $61.7 million for the 2018 calendar year and the Tranche Two Loan has been funded, then the interest rate on the borrowings under the Credit Agreement will decrease to LIBOR plus 7.75% with a 1% LIBOR floor. During an Event of Default under the Credit Agreement, the outstanding amount of indebtedness under the Credit Agreement will bear interest at a rate per annum equal to the interest rate then applicable to the borrowings under the Credit Agreement plus 5% per annum.

Fees

The Borrower will pay the Administrative Agent administration fees in an annual amount equal to $20,000, plus out-of-pocket expenses and any fees outside the scope of the services to be provided by the Administrative Agent under the Credit Agreement.

The Borrower will pay the Lender, for its own account, a facility fee in an amount equal to 9.20% of the amount so funded, as the Borrower has elected to defer payment of the applicable facility fee until the Maturity Date pursuant to the terms of the Credit Agreement.

Amortization and Prepayment

Commencing on October 10, 2020, and on the first business day of each month, the Borrower will pay the Administrative Agent the Tranche One Loan (and Tranche Two Loan in the event it shall have been funded) in equal monthly installments of principal based on an amortization schedule of 18 months, subject to certain conditions in the Credit Agreement. The outstanding principal amounts of the Loans, together with all accrued interest thereon, shall be due on the Maturity Date. Prior to October 10, 2020, the Company will only pay interest on the Loans.

The Borrower may prepay the Loans at any time and from time to time upon five business days’ prior written notice, subject to the payment to the Administrative Agent, with certain limited exceptions, of (i) a Make-Whole Amount (as defined in the Credit Agreement) determined subject to the terms of the Credit Agreement in respect of the principal amount of the borrowing, if prepared at any time during the first three years after the Closing Date and (ii) (x) a prepayment premium amount equal to three percent of the prepaid amount, if prepaid within the first six-month period following the third anniversary of the Closing Date, (y) a prepayment premium amount equal to two percent of the prepaid amount, if prepaid during the second six-month period following the third anniversary of the Closing Date and (z) one percent of the prepaid amount, if prepaid after the fourth anniversary of the Closing Date.

Security Instruments and Warrants

Pursuant to a Security Agreement dated as of the Closing Date (the “Security Agreement”) among the Borrower and the Administrative Agent for the benefit of the Lender, all of the Borrower’s obligations under the Credit Agreement are secured by a first-priority lien and security interest in substantially all of the Company’s assets, including a mortgage on its recently acquired plasma fractionation facility located in Boca Raton, Florida, and those of the Company’s Subsidiaries and (ii) all of the equity interests in each Subsidiary.

Pursuant to an Intellectual Property Security Agreement dated as of the Closing Date (the “IP Security Agreement”) among the Borrower and the Administrative Agent for the benefit of the Lender, all of the Borrower’s obligations under the Credit Agreement are secured by a continuing security interest in and lien upon all of the Company’s and its Subsidiaries’ intellectual property rights.

Pursuant to a Pledge Agreement dated as of the Closing Date (the “Pledge Agreement”) by the Company in favor of the Administrative Agent, the Company has pledged all of the capital stock and other equity interests and securities of the Subsidiaries, now or hereafter owned or acquired by the Company to secure the Company’s obligations under the Credit Agreement.

As consideration for the Credit Agreement, the Company has issued, on the Closing Date, a Warrant to Purchase Stock to the Lender (the “Tranche One Warrant”). The Tranche One Warrant has (i) an exercise price equal to $3.10, which is the trailing 10-day VWAP of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), prior to the Closing Date, and (ii) an expiration date of October 10, 2024. The Tranche One Warrant is exercisable for 338,710 shares of Common Stock, or 3.5% of the Tranche One Loan. In the event that the Tranche Two Loan is issued to the Company, the Company shall issue an additional Warrant to Purchase Stock to the Lender (the “Tranche Two Warrant” and, together with the Tranche One Warrant, the “Warrants”) to purchase such number of shares of Common Stock equal to 3.5% of the Tranche Two Loan, which shall have an exercise price equal to the trailing 10-day VWAP of the Common Stock prior to the issuance date of the Tranche Two Warrant and an expiration date equal to the seven year anniversary of the issuance of the Tranche Two Warrant. Lender represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company issued the Tranche One Warrant in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The Tranche One Warrant and the shares of Common Stock issuable thereunder may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

Representations, Warranties, Covenants, and Events of Default

The Credit Agreement contains market representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customarily required for similar financings. The affirmative covenants, among other things, require the Borrower to undertake various reporting requirements. The negative covenants restrict or limit the ability of the Company and its Subsidiaries to, among other things, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes or changes to the Borrower’s business activities; sell or otherwise dispose of assets; repurchase stock, pay dividends; repay certain other indebtedness; engage in certain affiliate transactions; or enter into any other agreements that restrict the Borrower’s ability to make loan repayments. In addition, the Borrower may not permit its liquidity to be less than $5.5 million at any time which amount must at all times during the term of the Credit Agreement be deposited in the Debt Service Reserve Account (as defined in the Credit Agreement).

The Credit Agreement also contains customary Events of Default which include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material contracts and events constituting a change of control. The occurrence of an Event of Default could result in, among other things, the termination of commitments under the Credit Facility and the declaration that all outstanding Loans are immediately due and payable in whole or in part.

Other Related Matters

The foregoing summaries of the Credit Agreement, the Tranche One Note, the Security Agreement, the IP Security Agreement, the Pledge Agreement, and the Warrants (collectively, the “Credit Facility Agreements”) are not complete and are qualified in their entirety by reference to the Credit Facility Agreements, copies of each of which are filed as exhibits to this Current Report on Form 8-K.

The representations, warranties, and covenants contained in the Credit Facility Agreements were made solely for purposes of such documents and as of specific dates, were made solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Agreement and such other documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. The Company’s stockholders are not third-party beneficiaries under the Credit Facility Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its Subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Facility Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, the terms, conditions, covenants, agreements, representations and warranties contained in the Oxford LSA shall be deemed amended and restated in their entirety as set forth in the Credit Agreement and the Security Agreement and the Oxford LSA shall be consolidated with and into and superseded by the Credit Agreement and the Security Agreement; provided, however, that nothing contained in the Credit Agreement or the Security Agreement shall impair, limit or affect the Liens (as defined in the Credit Agreement) heretofore granted, pledged and/or assigned by the Borrower to Oxford as security for the “Obligations” under and as defined in the Oxford LSA, except that such Liens shall be deemed granted, pledged and assigned by the Borrower to Agent for the benefit of the Lender. To the extent applicable, the information reported under Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosures of the material terms and conditions of the Credit Facility Agreements in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent applicable, the disclosure of the material terms and conditions of the Tranche One Warrant in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 8.01	Other Events.

On the Closing Date, we issued a press release announcing the closing of the Credit Facility. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No. Description

4.1	Tranche One Term Note, dated October 10, 2017, issued by the Company to Marathon Healthcare Finance Fund, L.P.

4.2	Warrant to Purchase Stock, dated October 10, 2017, issued by the Company to Marathon Healthcare Finance Fund, L.P.

10.1	Credit Agreement, dated as of October 10, 2017, by and among the Company, ADMA Plasma Biologics, Inc., ADMA Bio Centers Georgia Inc., ADMA BioManufacturing, LLC, Marathon Healthcare Finance Fund, L.P. and Wilmington Trust, National Association.

10.2	Security Agreement, dated as of October 10, 2017, by and among the Company, ADMA Plasma Biologics, Inc., ADMA Bio Centers Georgia Inc., ADMA BioManufacturing, LLC and Wilmington Trust, National Association.

10.3	Intellectual Property Security Agreement, dated as of October 10, 2017, by and among the Company, ADMA Plasma Biologics, Inc., ADMA Bio Centers Georgia Inc., ADMA BioManufacturing, LLC and Wilmington Trust, National Association.

10.4	Pledge Agreement, dated as of October 10, 2017, by and between the Company and Wilmington Trust, National Association.

99.1	ADMA Biologics, Inc. Press Release, dated October 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 11, 2017	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Vice President and Chief Financial Officer